UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2018

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
 (Address of principal executive offices)

 (855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

In an effort to reduce the general and administrative expenses of PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”), the Company’s Chairman and former President and Chief Executive Officer, Frank C. Ingriselli, has agreed to retire from the Company as an employee, effective September 6, 2018.  Mr. Ingriselli will continue as the Non-Executive Chairman of the Company’s Board of Directors, and will continue to work with the Company in a transitional consulting capacity until October 1, 2018 (the “Transition Period”) through his wholly-owned consulting firm, Global Ventures Investments Inc. (“GVEST”), pursuant to an Agreement dated September 6, 2018, entered into by and between the Company and GVEST (the “Consulting Agreement”).   Pursuant to the Consulting Agreement, through GVEST Mr. Ingriselli agreed to provide the Company with services in the areas of investor relations, public relations, financing strategies, corporate strategies and development of business opportunities through the Transition Period in exchange for the acceleration of vesting of an aggregate of 140,000 shares of restricted common stock previously issued to Mr. Ingriselli by the Company (the “Unvested Shares”), which would have otherwise vested in full on March 1, 2019, subject to Mr. Ingriselli’s continued service to the Company, and would have otherwise been forfeited by Mr. Ingriselli upon his resignation prior to such vesting date.  In addition, the Company and Mr. Ingriselli entered into an Employee Separation and Release dated September 6, 2018 (the “Separation Agreement”), pursuant to which Mr. Ingriselli agreed to (i) waive all severance benefits to which he is entitled under his Executive Employment Agreement dated May 10, 2018 (the “Ingriselli Employment Agreement”), including, but not limited to, waiver of any payments by the Company to Mr. Ingriselli of a lump sum payment equal to up to eighteen (18) months’ salary and 30% bonus, and continued medical benefits for up to three (3) years, in the event of Mr. Ingriselli’s termination under certain circumstances, pursuant to the terms of the Ingriselli Employment Agreement, and (ii) fully-release the Company from all claims, in exchange for the Company agreeing to (x) allow Mr. Ingriselli to transfer the Unvested Shares to GVEST, and (y) pay a lump sum cash payment of $350,000 to Mr. Ingriselli after seven (7) days following the effectiveness of the Separation Agreement.

The foregoing descriptions of the Ingriselli Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and Consulting Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 above with respect to the Separation Agreement and Consulting Agreement and the amounts due in connection therewith are incorporated in this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the discussions under Item 1.01 above with respect to the resignation of Mr. Ingriselli as an employee of the Company, the Separation Agreement and the Consulting Agreement, which are incorporated in this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on September 10, 2018 regarding the Company’s development plans with respect to its newly acquired assets located in the Chaveroo and Milnesand fields of the San Andres play in the Northwest Shelf of the Permian Basin situated in eastern New Mexico. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

  (a) Exhibits.

Exhibit No.	Description

10.1*	Separation and General Release Agreement, dated September 6, 2018, between Pacific Energy Development Corp. and Frank C. Ingriselli
10.2*	Agreement, dated September 6, 2018, between Global Venture Investments Inc. and Pacific Energy Development Corp.
99.1**	Press Release dated September 10, 2018

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: September 10, 2018	By:	/s/ Simon G. Kukes
Simon G. Kukes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Separation and General Release Agreement, dated September 6, 2018, between Pacific Energy Development Corp. and Frank C. Ingriselli
10.2*	Agreement, dated September 6, 2018, between Global Venture Investments Inc. and Pacific Energy Development Corp.
99.1**	Press Release dated September 10, 2018

* Filed herewith.
** Furnished herewith.